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                                                                  Exhibit 10.32

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                         DONNA KARAN INTERNATIONAL INC.

                            EXECUTIVE SEVERANCE PLAN

                        Effective as of November 30, 2000

                      (As amended through December 8, 2000)

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                         DONNA KARAN INTERNATIONAL INC.
                            EXECUTIVE SEVERANCE PLAN

                                  INTRODUCTION

      The purpose of this Plan is to enable the Company to offer certain protections to executive officers and key executives if their employment with the Employer terminates due to a Change in Control. Accordingly, to accomplish this purpose, the Company's Board has adopted this Plan, effective as of November 30, 2000.

      Capitalized terms and phrases used herein shall have the meanings ascribed thereto in Article I.

                                    ARTICLE I

                                   Definitions

      1.1 "Base Salary" shall mean a Participant's annual base compensation rate for services paid by the Employer to the Participant at the time immediately prior to his or her termination of employment, as reflected in the Employer's payroll records. Base Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation or any other additional compensation but shall include amounts reduced pursuant to a Participant's salary reduction agreement under Section 125 or 401(k) of the Code, if any, or a nonqualified elective deferred compensation arrangement, if any, to the extent that in each such case the reduction is to base salary.

      1.2 "Board" shall mean the Board of Directors of the Company.

      1.3 "Cause" shall mean (with regard to a Participant's termination of employment) (a) in the case where there is no employment or consulting agreement between an Employer and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's: (i) continuous or substantial dereliction of duties which continues after written notice by the Employer; (ii) failure to promptly follow the written direction of the Chief Executive Officer of the Employer or the Board; (iii) dishonesty, fraud or breach of fiduciary duty with respect to the Employer or Participant's duties; (iv) gross negligence in the performance of the Participant's duties; (v) willful misconduct with regard to the Employer, its business, assets or employees which in the good faith, sole discretion of the Chief Executive Officer of the Employer is material; (vi) conviction of, or pleading nolo contendre to, a felony or any other crime involving fraud, dishonesty or moral turpitude; or (vii) any other material breach of the Employer's policy manuals as in effect from time to time, which breach continues more than 30 days after written notice from the Employer to the Participant setting forth the conduct constituting the breach and the policies alleged to have been breached; or (b) in the case where there is an employment or consulting agreement between an Employer and the Participant, termination that is or would be deemed to be for cause (or words
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of like import) as defined under such agreement. The Committee shall have sole discretion in determining whether cause exists, and its determination shall be final, binding and conclusive.

      1.4 "Change in Control" shall have the meaning set forth in Appendix A hereto.

      1.5 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.7 "Committee" shall mean the Compensation Committee of the Board (or a sub-committee thereof) or such other committee or sub-committee appointed by the Board. If no Compensation Committee exists, the Committee shall be the Board.

      1.8 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, any common stock into which the Common Stock may be converted and any common stock resulting from any reclassification of the Common Stock.

      1.9 "Company" shall mean Donna Karan International Inc., a Delaware corporation, and any successor as provided in Article VI hereof.

      1.10 "Disability" shall mean (a) in the case where there is no employment agreement between an Employer and the Participant, or where there is an employment agreement, but such agreement does not define disability, total and permanent disability, as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement between an Employer and the Participant, disability as defined under such employment agreement.

      1.11 "Effective Date" shall mean November 30, 2000.

      1.12 "Employer" shall mean the Company and any Subsidiary.

      1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.14 "Parent" shall mean (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

      1.15 "Participant" shall mean any employee of the Employer who has been designated by the Committee as a Participant by written resolution.

      1.16 "Plan" shall mean the Donna Karan International Inc. Executive Severance Plan.


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      1.17 "Severance Benefit" shall mean a severance benefit calculated in accordance with Section 2.1 below.

      1.18 "Subsidiary" shall mean, other than the Company, (a) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (b) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or one of its Subsidiaries; or (c) any other entity, approved by the Board as a Subsidiary under the Plan, in which the Company or any of its Subsidiaries has an equity or other ownership interest.

                                   ARTICLE II

                                    Benefits

      2.1 Eligibility for Benefits. (a) Upon (i) the Participant's termination of employment (x) by the Employer without Cause during the period commencing on the date of the Change in Control and ending one year thereafter or (y) by the Employer without Cause within ninety (90) days prior to the effective date of a Change in Control or (ii) the failure of the Company to receive written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company is hereby required to perform, then, subject to Section 2.5 below, the Participant shall be entitled to a Severance Benefit equal to one (1) times the Participant's Base Salary.

            (b) A Participant shall not be entitled to a Severance Benefit if the Participant's employment is terminated (i) by the Employer for Cause, (ii) by the Participant for any reason, or (iii) on account of the Participant's retirement, death or Disability.

      2.2 Form of Benefit. Any Participant described in Section 2.1 above shall receive his or her Severance Benefit in the form of a lump sum cash payment within ten (10) business days (or at such earlier time as required by law) following the later of: (a) his or her termination of employment; or (b) the effective date of the Change in Control.

      2.3 Excise Tax. In the event that the Participant becomes entitled to payments and/or benefits which would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code (a) in the case where there is no employment or consulting agreement between an Employer and the Participant, or where there is an employment or consulting agreement, but such agreement does not contain any provision addressing the excise tax under Section 4999 of the Code, the provisions of Appendix B shall apply or (b) in the case where there is an employment or consulting agreement between an Employer and the Participant which addresses the excise tax under Section 4999 of the Code, as provided therein.


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      2.4 No Duty to Mitigate/Set-off. No Participant entitled to receive a
Severance Benefit hereunder shall be required to seek other employment and there shall be no offset against any amounts due the Participant under this Plan on account of any remuneration attributable to any subsequent employment that the Participant may obtain. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Employer may have against the Participant or others. Notwithstanding the foregoing, if any termination payments made to a Participant by the Employer are related to an actual or potential liability under the Worker Adjustment and Retraining Notification Act (WARN) or similar law, such amounts shall reduce (offset) the Participant's Severance Benefit under this Plan. In the event of the Participant's breach of any provision hereunder, including without limitation,
Section 2.5, the Company shall be entitled to recover any payments or benefits previously made to the Participant hereunder.

      2.5 Release Required. Any amounts payable pursuant to this Plan shall only be payable if the Participant delivers to the Company a release of all claims of any kind whatsoever that the Participant has or may have against the Employer and its affiliates and their officers, directors and employees known or unknown as of the date of his or her termination of employment (other than claims to payments specifically payable hereunder, claims under COBRA or claims to vested accrued benefits under the Employer's employee benefit plans) occurring up to the release date in such form as reasonably requested by the Company.

                                   ARTICLE III

                                     Funding

      3.1 Funding. The Plan shall be funded out of the general assets of the Company as and when benefits are payable under the Plan. All Participants shall be solely general creditors of the Company. If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company decides in its sole discretion to fund a trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

                                   ARTICLE IV

                           Administration of the Plan

      4.1 Plan Administrator. The general administration of the Plan on behalf of the Company (as plan administrator under Section 3(16)(A) of ERISA) shall be placed with the Committee.

      4.2 Reimbursement of Expenses of Plan Committee. The Company may, in its sole discretion, pay or reimburse the members of the Committee for all reasonable expenses incurred in connection with their duties hereunder.

      4.3 Action by the Plan Committee. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be


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held telephonically), or by written action in accordance with applicable law.
Subject to the terms of this Plan and provided that the Committee acts in good faith, the Committee shall have complete authority to determine a Participant's participation and benefits under the Plan, to interpret and construe, in its sole discretion, the provisions of the Plan, and to make decisions in all disputes involving the rights of any person interested in the Plan.

      4.4 Delegation of Authority. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.

      4.5 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out its work in connection with the Plan.

      4.6 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

      4.7 Claims Procedure.

            (a) The Committee shall be responsible for determining all claims for benefits under the Plan by the Participants. Within ninety (90) days after receiving a claim (or within up to one hundred eighty (180) days, if the claimant is notified of the need for additional time, including notification of the reason for the delay), the Committee shall notify the Participant of its decision in writing, giving the reasons for its decision if adverse to the claimant. If the decision is adverse to the claimant, the Committee shall advise him or her of the Plan provisions involved, of any additional information which he or she must provide to perfect his or her claim and why, and of his or her right to request a review of the decision.

            (b) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, or his or her duly authorized representative, may review pertinent documents and submit written issues and comments.

            (c) Within sixty (60) days after receiving a request for review (or up to one hundred twenty (120) days after such receipt if the Participant is notified of the delay and the reasons therefor), the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the Plan provisions upon which it is based.

            (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with the ERISA, and the regulations issued thereunder.


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      4.8 Indemnification. The Committee, its members and any person designated pursuant to Section 4.4 above shall not be liable for any action or determination made in good faith with respect to the Plan. The Company shall, to the extent permitted by law, by the purchase of insurance or otherwise, indemnify and hold harmless each member of the Committee and each director, officer and employee of the Company for liabilities or expenses they and each of them incur in carrying out their respective duties under this Plan, other than for any liabilities or expenses arising out of such individual's willful misconduct or fraud.

                                    ARTICLE V

                            Amendment and Termination

      5.1 Amendment and Termination. The Company reserves the right to amend or terminate, in whole or in part, any or all of the provisions of this Plan by action of the Board (or a duly authorized committee thereof) at any time, provided that in no event shall any amendment reducing the benefits provided hereunder or any Plan termination be effective prior to the earlier of (a) the second anniversary of the Effective Date or (b) the second anniversary of the effective date of a Change in Control; provided, however, that if a Change in Control occurs at any time on or prior to the second anniversary of the Effective Date, no such amendment or termination may be effective prior to the first anniversary of the Change in Control, if later than the second anniversary of the Effective Date.

                                   ARTICLE VI

                                   Successors

      6.1 Successors. For purposes of this Plan, the Company shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company and such successors and assignees shall perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company", as used in this Plan, shall mean the Company, as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.


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                                   ARTICLE VII

                                  Miscellaneous

      7.1 Legal Fees. To the fullest extent permitted by law, the Company shall promptly pay upon submission of statements all legal and other professional fees, costs of litigation, prejudgment interest, and other expenses incurred by a Participant in connection with any dispute concerning payments, benefits or any other entitlements under this Plan; provided, however, the Company shall be reimbursed by the Participant for the fees and expenses advanced in the event the Participant's claim is, in a material manner, in bad faith or frivolous and the arbitrator or court, as applicable, determines that the reimbursement of such fees and expenses is appropriate.

      7.2 Minors and Incompetents. If the Committee shall find that any person to whom payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine it its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Company, the Committee and the Board under the Plan.

      7.3 Limitation of Rights. Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Employer as an employee in any other capacity or to interfere with the Employer's right to discharge him or her at any time for any reason whatsoever.

      7.4 Payment Not Salary. Any Severance Benefit payable under the Plan shall not be deemed salary or other compensation to the Participant for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of the Employer maintained for the benefit of its employees, unless such plan or arrangement provides otherwise.

      7.5 Severability. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision never existed.

      7.6 Withholding. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Plan.

      7.7 Non-Alienation of Benefits. The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

      7.8 Governing Law. To the extent legally required, the Code and ERISA shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the


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Company reserves the right to retroactively amend the Plan to comply therewith.
To the extent not governed by the Code and ERISA, the Plan shall be governed by the laws of the State of New York.

      7.9 Non-Exclusivity. The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

      7.10 Non-Employment. The Plan is not an agreement of employment and it shall not grant the Participant any rights of employment.

      7.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

      7.12 Gender and Number. Whenever used in the Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

      7.13 ERISA Plan. This Plan is intended to be a "top hat" welfare benefit plan within the meaning of U.S. Department of Labor Section 2520.104-24.

      7.14 Communications. All announcements, notices and other communications regarding this Plan will be made by the Company in writing.


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                                   Appendix A

                                Change in Control

      A Change in Control shall be deemed to have occurred if any of the following shall have occurred:

      (a) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a person who is a stockholder of the Company on the effective date of the registration statement filed under the Securities Act of 1933, as amended, relating to the first public offering (the "Initial Public Offering") of securities of the Company (an "Initial Stockholder") of 30% or more of the voting power of securities of Company or the acquisition by an Initial Stockholder, other than an affiliate of the Company that would be a Parent or a Subsidiary, of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following:
(x) any acquisition by the Company or a Subsidiary of any of the foregoing, or
(y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

      (b) (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a person who, on the effective date of the Initial Public Offering is a holder of any ownership interest in Donna Karan Studio (an "Initial Licensee Interest Holder") of 30% or more of the voting power of Donna Karan Studio or (ii) the acquisition by an Initial Licensee Interest Holder, other than an affiliate of Gabrielle Studio, Inc. (and excluding any such acquisition resulting from a purchase, sale or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) that would be a Parent or a Subsidiary (but substituting Gabrielle Studio, Inc. for the Company in such definitions) of Gabrielle Studio, Inc., of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following: (x) any acquisition by the Company or a Subsidiary of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

      (c) any merger or sale of substantially all of the assets of the Company under circumstances where the holders of the Common Stock of the Company immediately prior to the transaction becoming public knowledge were not holders of 80% of the equity securities of the surviving entity resulting from such transaction; or

      (d) any change in the composition of the Board not approved by (i) a majority of the Board prior to such change and (ii) by not less than two directors of the Company who were directors prior to the time any person who was not an Initial Stockholder acquired 30% or more of the voting power of securities of the Company.

      Only one Change in Control may occur under this Plan.
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                                   Appendix B

                                Golden Parachutes

      (a) In the event any payment that is either received by the Participant or paid by the Employer on his or her behalf or any property or any other benefit provided to him or her under this Plan or under any other plan, arrangement or agreement with the Employer or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Participant's employment by the Company) (collectively the "Company Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the amounts of any Company Payments shall be automatically reduced to an amount one dollar less than an amount that would subject the Participant to the Excise Tax.

      (b) For purposes of determining whether any of the Company Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Company Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any Change in Control or tax counsel selected by such accountants or the Company (the "Accountants") such Company Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. In the event that the Accountants are serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Participant may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the "Accountants" hereunder). All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to the Company and the Participant at such time as it is requested by the Company or the Participant. The determination of the Accountants shall be binding upon the Company and the Participant.

      (c) The Company shall be responsible for all charges of the Accountant.